Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 2, 2018, relating to the consolidated financial statements of Crinetics Pharmaceuticals, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

San Diego, California

June 22, 2018